UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Greektown Superholdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREEKTOWN SUPERHOLDINGS, INC.
AMENDMENT TO THE
PROXY STATEMENT DATED MAY 2, 2011
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2011

This proxy statement amendment (this “Amendment”) amends the proxy statement dated May 2, 2011 (the “Proxy Statement”), which was previously mailed to stockholders Greektown Superholdings, Inc. (the “Company”) on or about May 3, 2011 in connection with the Company’s annual meeting of stockholders (the “Annual Meeting”) scheduled to be held Wednesday June 8, 2011 at 10:00 a.m., local time, at the Company’s offices located at 555 East Lafayette, Detroit, MI 48226.

This Amendment revises certain portions of the Proxy Statement to reflect a correction to (1) the total number of shares of the Company’s Series A-1 Preferred Stock, par value $0.01 per share, outstanding on April 20, 2010, the record date for the solicitation of proxies for the Annual Meeting, and (2) the resulting ownership percentages of the Company’s Series A-1 Preferred Stock, par value $0.01 per share, and the Company’s total capital stock as of such date.

The information contained in this Amendment should be read in conjunction with the Proxy Statement.  Except as corrected by this Amendment, all information set forth in the Proxy Statement remains unchanged.

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 20, 2010, the record date for the solicitation of proxies for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of the Record Date, 150,662 shares of Series A-1 Common Stock, 1,463,535 shares of Series A-1 Preferred Stock and 162,255 shares of Series A-2 Preferred Stock were outstanding.  Each outstanding share of Series A-1 Common Stock is entitled to ten votes and each outstanding share of Series A-1 Preferred Stock is entitled to a number of votes equal to ten times the number of shares of Series A-1 Common Stock into which such share of Series A-1 Preferred Stock is convertible as of the Record Date.  Each outstanding share of Series A-2 Preferred Stock is entitled to a number of votes equal to the number of shares of Series A-2 Common Stock into which such share of Series A-2 Preferred Stock is convertible as of the Record Date.  As of the record date, without giving effect to accrued dividends and subject to certain conversion limitations included in our certificate of incorporation, each share of our Series A-1 Preferred Stock is convertible into one share of our Series A-1 Common Stock, and each share of our Series A-2 Preferred Stock is convertible into one share of our Series A-2 Common Stock, $0.01 par value per share (the “Series A-2 Common Stock”).  No shares of the Series A-2 Common Stock of the Company were outstanding as of the Record Date.  Stockholders do not have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)
The following table sets forth the beneficial ownership of the Company’s Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as of April 20, 2011 for (i) each person who is a member of the Board, (ii) each named executive officer and significant employee, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and (iv) the Board and the named executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC, and generally a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes any securities that a person has the right to acquire beneficial ownership within 60 days. Except as indicated, all shares of Voting Stock were owned directly as of April 20, 2011, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer of the Company is c/o Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226.  In accordance with applicable SEC rules, the ownership and voting percentages included in this table (a) exclude shares issuable upon the exercise of warrants to purchase shares of our Voting Stock which are not exercisable within 60 days of April 20, 2011 and (b) do not give effect to the dividend accruals, which have the effect of increasing the number of Series A-1 Common Stock and Series A-2 Common Stock into which each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, is convertible.

	Series A-1		Series A-1		Series A-2
	Common Stock		Preferred Stock		Preferred Stock		Total		Voting
							Total
		% of		% of		% of	Number of
		Total		Total		Total	Capital	% of	% of
Name, Position and	Number	Series A-1	Number	Series A-1	Number	Series A-2	Stock	Total	Voting
Address of	Beneficially	Common	Beneficially	Preferred	Beneficially	Preferred	Beneficially	Capital	Capital
Beneficial Owner	Owned	Stock	Owned	Stock	Owned	Stock	Owned	Stock	Stock

John Bitove, Director(1)	—	*	—	—	—	—	—	—	—
George Boyer, Director(2)	1,041	*	—	—	—	—	1,041	*	*
Michael E. Duggan, Director (3)	—	—	—	—	—	—	—	—	—
Benjamin Duster, Director	—	—	—	—	—	—	—	—	—
Freman Hendrix, Director(4)	138	*	—	—	—	—	138	*	*
Yvette E, Landau, Director(5)	—	—	—	—	—	—	—	—	—
Clifford J. Vallier, President, Chief Financial Officer and Treasurer	—	—	—	—	—	—	—	—	—
Williams M. Williams, Vice President of Guest Services Greektown Casino, LLC	—	—	—	—	—	—	—	—	—
All Board directors and named executive officers as a group	1,179	—	—	—		—	1,179	—	—
John Hancock Bond Fund(6)	885	*	17,280	1.18	% —	—	18,165	1.02%	1.02%
John Hancock Income Securities Trust(6)	768	*	14,991	1.02	% —	—	15,759	* %	* %
John Hancock Investors Trust(6)	978	*	19,074	1.30	% —	—	20,052	1.12%	1.12%
John Hancock Funds III Leveraged		*						*	*
Companies Fund(6)	92	*	1,563	* —	—	—	1,655	*	*
John Hancock Funds II Active Bond		*						*	*
Fund(6)	166	*	3,249	* —	—	—	3,415	*	*
John Hancock Funds Trust Active Bond		*						*	*
Trust(6)	821	*	16,024	1.09	% —	—	16,845	*	*
Manulife Global Funds U.S. Bond Fund(6)	38	*	739	* —	—	—	777	*	*
Manulife Global Fund US Special Bond		*
Fund(6)	148	*	2,879	* —	—	—	3,027	*	*
Manulife Global Fund Strategic Income(6)	64	*	1,255	* —	—	—	1,319	*	*

John Hancock Trust Strategic Income Trust(6)	269	*	6,111		*	—		—	6,380	*	*
John Hancock Funds II High Income Fund(6)	7,894	5.24%	154,240		10.54%	—		—	162,134	9.13%	9.13%
John Hancock Funds II Strategic Income Fund(6)	3,049	2.02%	58,712		4.01%	—		—	61,761	3.48%	3.48%
John Hancock High Yield Fund(6)	18,487	12.27%	158,092	(10)	10.80%	—		—	176,579	9.94%	9.94%
John Hancock Strategic Income Fund(6)	8,565	5.68%	164,947		11.27%	—		—	173,512	9.78%	9.78%
Oppenheimer Strategic Income Fund(7)	8,268	5.49%	109,250		7.46%	—		—	117,518	6.62%	6.62%
Oppenheimer Champion Income Fund(7)	3,150	2.09%	41,630		2.84%	—		—	44,780	2.52%	2.52%
Oppenheimer Strategic Bond Fund V/A(7)	3,451	2.29%	45,600		3.12%	—		—	49,051	2.76%	2.76%
Oppenheimer High Income Fund V/A(7)	874	*	11,550		*	—		—	12,424	*	*
ING Oppenheimer Strategic Income Port(7)	549	*	7,250		*	—		—	7,799	*	*
Oppenheimer Funds, Inc.(7)	16,292	10.81%	215,280		14.71%	—		—	231,572	13.04%	13.04%
Brigade Leveraged Capital Structures Fund Ltd(8)	12,876	8.55%	94,999		6.49%	121,676	(11)	74.99%	229,551	12.92%	12.92%
Brigade Capital Management, LLC(8)	12,876	8.55%	94,999		6.49%	121,676	(11)	74.99%	229,551	12.92%	12.92%
SOLA Ltd(9)	—	—	136,000		9.29%	40,579	(12)	25.01%	176,579	9.94%	9.94%
Solus Core Opportunities Master Fund Ltd(9)	—	—	155,000		10.59%	—		—	155,000	8.73%	8.73%
Regiment Capital Ltd. (13)	8,261	5.90%	—		—	—		—	8,261	*	*

*          Less than 1%.
__________________________

(1)
Mr. Bitove has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(2)
Mr. Boyer has been granted (i) 1,500 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of July 1, 2010 with the first quarterly vesting occurring on October 1, 2010 (due to Mr. Boyer’s resignation from the Compensation Committee and the Nominating, Governance and Regulatory Committee, 84 of such shares which would have otherwise vested on October 1, 2010 were forfeited, as they were applicable to his service on such committees) and (ii) 3,055 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(3)
Mr. Duggan has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of April 1, 2011, in three equal annual installments with the first of such installments occurring on April 1, 2012.

(4)
Mr. Hendrix has been granted (i) 277 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2010, with the first quarterly vesting to occur on January 1, 2011 and (ii) 1,667 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of October 1, 2010, in three equal annual installments with the first of such installments occurring on October 1, 2011

(5)
Ms. Landau has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(6)	Address: 101 Huntington Avenue, H-7, Boston, MA 02199.

(7)
Oppenheimer Funds, Inc. is the beneficial owner of all the shares held by Oppenheimer Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Bond Fund V/A, Oppenheimer High Income Fund V/A and ING Oppenheimer Strategic Income Portfolio and shares 100% of the power to vote on the shares held by each of these four funds with each such fund. Address: 6803 S. Tucson Way, Centennial, CO 80112. The number of shares reported in the above table under the row of Oppenheimer Funds, Inc. includes, and reflects the aggregate number of, shares held by Oppenheimer Strategic Income Fund, Oppenheimer Champion Income Fund, Oppenheimer Strategic Bond Fund V/A, Oppenheimer High Income Fund V/A and ING Oppenheimer Strategic Income Portfolio.

(8)
Brigade Capital Management, LLC is the beneficial owner of all the shares held by Brigade Leveraged Capital Structures Fund Ltd. The number of shares reported in the above table under the row of Brigade Capital Management, LLC includes the number of shares held by Brigade Leveraged Capital Structures Fund Ltd. Address: 399 Park Avenue, 16th Floor, New York, New York 10022.

(9)	Address: 430 Park Avenue, 9th Floor, New York, NY 10022.

(10)	Excludes warrants to acquire 142,190 shares of Series A-1 Preferred Stock.

(11)	Excludes warrants to acquire 89,218 shares of Series A-2 Preferred Stock.

(12)	Excludes warrants to acquire 142,190 shares of Series A-2 Preferred Stock.

(13)
Address: C/O Maples and Calder, Ugland House, South Church Street, George Town, Grand Cayman, E9 KY1-1003.  Information with respect to Regiment Capital Ltd. has been derived from their Schedule 13G as filed with the SEC on January 12, 2011.